UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2018 (May 3, 2018)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION.

On January 27, 2017, the Company’s Board of Directors approved a 100-for-1 reverse stock split (the” Reverse Stock Split”) of the Company’s common stock. The Company did not obtain approval for the Reverse Stock Split from the FINRA as the Company was delinquent with its reporting requirements with the SEC. As a result, the reverse stock split could not be effected on the OTC Markets trading platform and the Company did not have its transfer agent exchange any share certificates for the reverse stock split. On February 22, 2018, the Board of Directors of ALR Technologies Inc. approved a resolution to revoke the Reverse Stock Split in order to ensure to the capital structure of its common stock matched the trading shares on the OTC Markets trading platform.

The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Reverse Split Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on January 30, 2017.

To revoke the Reverse Stock Split, the Company filed a Certificate of Change (the “Split Certificate”) to effect a stock split (the “Stock Split”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on May 3, 2018. The Certificate is effective May 3, 2018. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Stock Split.

In accordance Nevada Law under NRS Section 78.207, the Stock Split was approved by the Board of Directors of the Company. NRS Section 78.207 provides that the Company may affect the Stock Split without stockholder approval if (a) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally increased as a result of the Stock Split and (b) the Stock Split does not adversely affect any other class of stock of the Company. As described herein, the Company has complied with these requirements.

As a result of the Stock Split,

·	the authorized capital of the Company is 10,000,000,000 shares of Common Stock.
·	there are 242,777,909 shares of Common Stock outstanding.
·	the Company is authorized to issue 500,000,000 shares of Preferred Stock
·	there are no shares of Preferred Stock outstanding.

The Stock Split will not have any effect on the stated par value of the Common or Preferred Stock.

Immediately after the Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Stock Split.

As a result of the Stock Split:

·	options of the Company outstanding which were granted prior to the Reverse Stock Split will be appropriately adjusted by multiplying the number of shares of Common Stock into which the options are exercisable by 100 and dividing the exercise price thereof by 100 which. For these options, the Share Split will revert the number of shares of Common Stock into which the options are exercisable and the exercisable price back to those terms prior to the Reverse Stock Split, and

·	options of the Company outstanding which were granted subsequent to the Reverse Stock Split but prior to the Stock Split will remain the same subsequent to the Stock Split by agreement of the holders of those options, as they were priced based on the market price as reported on the OTC Markets which did not reflect the Reverse Stock Split.

Subsequent to the Stock Split the Company has the following options outstanding:

Expiry Date	Options	Exercise Price

April 19, 2019	200,000	0.015
May 21, 2019	500,000	$0.015
July 25, 2019	1,000,000	$0.015
August 1, 2019	1,250,000	$0.015
January 30, 2020	2,400,000	$0.015
May 29, 2020	560,000,200	$0.002
July 1, 2021	4,390,001,300	$0.002
November 27, 2022	8,700,000	0.015
January 31, 2023	47,000,000	0.015

The Company has no other options, warrants or convertible securities outstanding.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 22, 2017 the Company issued a Form 8K in which the Company disclosed that it had received notice from the Securities and Exchange Commission (the “SEC”) that it was not compliant with the reporting requirements under the Securities Exchange Act (the “Act”). The non-compliance was a result of the Company not filing its 2016 and 2017 Form 10Qs and its 2015 and 2016 Form 10Ks. As a result of being non-compliant under the Act, the SEC indicated that the Company would be subject to an administrative proceeding to revoke its registration under the Act.

On October 18, 2017, the Company issued a Form 8K noting that the Company provided the SEC with a letter of intention to correct the reporting deficiencies indicated by the SEC by January 26, 2018. The Company filed its 2015 Form 10K and 2016 Form 10Qs prior to January 26, 2018. On January 22, 2018, the Company issued a Form 8K disclosing that it issued the SEC with an updated letter of intention to extend the period required to correct its remaining reporting deficiencies to on or before February 28, 2018. On February 26, 2018, the Company filed its September 30, 2017 Form 10Q which was the final deficiency related to the notice received from the SEC. The Company subsequently provided an update to the SEC that it had filed its final delinquent Form 10Q. The SEC subsequently confirmed that the Company had resolved the deficiencies related to the notice provided to the Company for its non-compliance with the reporting requirements under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of May 2018.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Chairman of the Board of Directors and Chief Executive Officer